EXHIBIT 23.2
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CLYDE BAILEY P.C.
_________________________________________________________________
                                      Certified Public Accountant
                                         10924 Vance Jackson #404
                                         San Antonio, Texas 78230
                                             (210) 699-1287(ofc.)
                             (888) 699-1287  (210) 691-2911 (fax)

                                                          Member:
                                      American Institute of CPA's
                                           Texas Society of CPA's
May 25, 2005


I consent to the use, of my report dated October 7, 2004, in the amended Form 10SB12G, on the financial statements of Sockeye
Seafood, Group Inc., dated December 31, 2003, included herein and to the Reference made to me.

/s/ Clyde Bailey

Clyde Bailey P.C.
San Antonio, Texas